UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: August 27, 2010
(Date of earliest event reported)
Gas Natural Inc.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	001-34585 (Commission File Number)	27-3003768 (I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana (Address of principal executive offices)	59401 (Zip Code)
(406) 791-7500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
As previously disclosed in its Form 8-K filed on August 17, 2010 with the Securities and Exchange Commission, on August 13, 2010, Gas Natural Inc. reiterated its non-binding offer, first made on March 1, 2010, to the board of directors of Corning Natural Gas Corporation to purchase all of the outstanding common stock of Corning for $28,773,850, or $25.00 per share, on a fully-diluted basis assuming conversion or exercise of all outstanding warrants and options. The non-binding offer was scheduled to expire on September 3, 2010.
On August 17, 2010, a Corning director requested that Gas Natural extend the September 3, 2010 deadline. On August 27, 2010, Gas Natural’s board notified Corning’s board that, upon further review, it has determined not to pursue the non-binding offer to purchase shares of Corning and withdrew and terminated the offer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.
By:	/s/ Kevin J. Degenstein
	Name:	Kevin J. Degenstein
	Title:	President and Chief Operating Officer

Dated: August 30, 2010

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